Exhibit 10.10
MEDICAL CARE TECHNOLOGIES, INC.

BUSINESS ADVISORY & CONSULTING AGREEMENT

AGREEMENT made as of the 1st  day of October, 2010 ( the “Effective Date”), by and between Shu Zhen Bei (“Consultant”), and Medical Care Technologies, Inc. (hereafter referred to as “MDCE”) having a place of business at Room 815, No. 2 Building Beixiaojie, Dongzhimen Nei, Beijing 10009.

WHEREAS, The Company has engaged the Business Advisor to act as a business consultant and advisor in connection with the Company's business matters;

WHEREAS, The Business Advisor has experience in providing business consulting and advisory services to corporations, partnerships and other business organizations;

WHEREAS, the Company is seeking and the Business Advisor is willing to furnish business consulting and advisory services to the Company on the terms and conditions hereinafter set forth.

           NOW THEREFORE, in consideration of, and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. PURPOSE. The company hereby engages the Business Advisor on a non-exclusive basis for the term specified in this Agreement to render business consulting and advisory services upon the terms and conditions set forth herein.

2. REPRESENTATIONS OF THE BUSINESS ADVISOR AND THE COMPANY. The Business Advisor represents and warrants to the Company that it is free to enter into this Agreement and the business consulting and advisory service to be provided pursuant to this Agreement are not in conflict with any other contractual or other obligation to which the Business Advisor is bound. The Company acknowledges that the Business Advisor is in the business of providing business consulting and advisory services to others and that nothing herein contained shall be construed to limit or restrict the Business Advisor in conducting such business with respect to others, or rendering such services to others.

3. DUTIES OF THE BUSINESS ADVISOR. During the term of this Agreement, the Business Advisor will provide the Company with business consulting and advisory services as specified below at the request of the Company from time to time, provided that the Business Advisor shall not be required to undertake duties not reasonably within the scope of the services in which the Business Advisor is engaged generally. In performance of these duties, the Business Advisor shall provide the Company with the benefits of its best judgment and efforts. It is understood and acknowledged by the parties that the amount of time spent rendering such business consulting and advisory services shall be determined according to the Business Advisor's and the Company's mutually convenient schedule.

The Business Advisor's business consulting and advisory services shall include but are not limited to:
              1)   Corporate structuring;
              2)   e-commerce planning, development and operations;
              3)   General business planning, development and operations; and
              4)   Mergers and acquisitions, and other business combinations.

4. TERM. The term of this Agreement shall be for a period of one (1) year and fifteen (15) days commencing on the execution of this Agreement.

5. FEE. In consideration of the business consulting and advisory services to be rendered pursuant to this Agreement, the Company agrees to issue to Consultant an aggregate of 3 million shares of the Company’s common stock as soon as practicable after the Effective Date. The shares of common stock will be registered under an S-8 registration statement and will be free trading shares.

6. EXPENSES. In addition to the fees payable hereunder, the Company shall reimburse the Business Advisor, within thirty (30) business days of its request, for any and all reasonable out-of-pocket expense incurred in connection with the services performed by the Business Advisor and its legal counsel pursuant to this Agreement, including (I) reasonable hotel, meals and associated expenses; (ii) reasonable charges for travel; (iii) reasonable long-distance telephone calls; and (iv) other reasonable expenses spent or incurred on the Company's behalf. All such monthly expenses in excess of $5,000 shall be pre-approved by the Company.

7. USE OF BUSINESS ADVICE BY THE COMPANY. The company acknowledges that all opinions and advice (written or oral) given by the Business Advisor to the Company in connection with the engagement of the Business Advisor are intended solely for the benefit and use of the Company in considering the transaction to which they relate, and the Company agrees that no person or entity other than the Company shall be entitled to make use of or rely upon the advice of the Business Advisor to be given hereunder, and no such opinion or advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, not may the Company make any public references to the Business Advisor, or use of the Business Advisor's name in any annual reports or any other reports or releases of the Company without the prior written consent of the Business Advisor.

The Company acknowledges that the Business Advisor makes no representations whatsoever as to making a market in the Company's securities or to recommending or advising its clients, or any other persons, to purchase the Company's securities. Research reports or corporate business reports that may be prepared by the Business Advisor will, when and if prepared, be done solely on the merits or judgment and analysis of the Business Advisor or any senior personnel of the Business Advisor.

8. COMPANY INFORMATION; CONFIDENTIALITY. The Company recognizes and confirms that, in advising the Company and in fulfilling its engagement hereunder, the Business Advisor will use and rely on data, material and other information furnished to the Business Advisor by the Company. The Company acknowledges and agrees that in performing its services under this engagement, the Business Advisor may rely upon the data, material and other information supplied by the Company without independently verifying the accuracy, completeness or veracity of same. In addition, in the performance its services, the Business Advisor may look to such others for such factual information, economic advice and/or research upon which to base its advice to the Company hereunder as the Business Advisor shall in good faith deem appropriate.

Except as contemplated by the terms hereof or as required by applicable law, the Business Advisor shall keep confidential all no-public information provided to it by the company, and shall not disclose such information to any third party without the Company's prior consent, other than such of its employees and advisors as the Business Advisor determines to have a need to know.

9. INDEMNIFICATION.  The Company shall indemnify and hold harmless the Business advisor against any and all liabilities, claims, lawsuits, including any and all awards and/or judgments to which it may become subject under the Securities Act of 1933, (the "Act"), the Securities Exchange Act of 1934, as amended (the "1934 Act") or any other federal or state statute, at common law or otherwise, insofar as said liabilities, claims and lawsuits (including costs, expenses, awards and/or judgements) arise out of or are in connection with the services rendered by the Business Advisor or any transactions in connection with this Agreement, except for any liabilities, claims, lawsuits (including awards and/or judgements), arising out of willful misconduct or willful omissions of the Business Advisor. In addition, the Company shall also indemnify and hold harmless the Business Advisor against any and all reasonable costs and expenses, including reasonable legal counsel fees and expenses, incurred relating to the foregoing.

           The Business Advisor shall give the Company prompt notice of any such liability, claim or lawsuit which the Business Advisor contends is the subject matter of the Company's indemnification and the Company thereupon shall be granted the right to take any and all necessary and proper action, at its sole cost and expense, with respect to such liability, claim or lawsuit, excepting therefrom any and all proceedings or hearings before any regulatory bodies and/or authorities.

The Business Advisor shall indemnify and hold the Company harmless against any and all liabilities, claims and lawsuits, including any and all awards and/or judgments to which it may become subject under the Act, the 1934 Act or any other federal or state statute, at common law or otherwise, insofar said liabilities, claims and lawsuits (including costs, expenses, awards and/or judgments) arise out of or are based upon willful misconduct or willful omissions of the Business Advisor. In addition, the Business Advisor shall also indemnify and hold the Company harmless against any and all reasonable costs and expenses, including reasonable legal counsel fees and expenses, incurred relating to the foregoing.

The Company shall give the Business Advisor prompt notice of such liability, claim or lawsuit which the Company contends is the subject matter of the Business Advisor's indemnification and the Business Advisor thereupon shall be granted the right to take any and all necessary and proper action, at its sole cost and expense, with respect to such liability, claim or lawsuit, including the right to settle, compromise or dispose of such liability, claim or lawsuit, excepting therefrom any and all proceedings or hearings before any regulatory bodies and/or authorities.

10. THE BUSINESS ADVISOR AS AN INDEPENDENT CONTRACTOR.  The Business Advisor shall perform its services hereunder as an independent contractor and not as an employee of the Company or an affiliate thereof. It is expressly understood and agreed to by the parties hereto that the Business Advisor shall have no authority to act for, represent or bind the Company or any affiliate thereof in any manner, except as may be agreed to expressly by the Company in writing from time to time.

11. ENTIRE AGREEMENT. This Agreement between the Company and the Business Advisor constitutes the entire agreement and understanding of the parties hereto, and supersedes any and all previous agreements and understandings, whether oral or written, between the parties with respect to the matters set forth herein.

12. MISCELLANEOUS.

(a) Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given if hand-delivered or sent by facsimile and postage prepaid by certified or registered mail, return-receipt-requested, to the respective parties herein or to such other address as either party may notify the other in writing.

To Company:
Ning C. Wu
Room 815, No. 2 Building Beixiaojie
Dongzhimen Nei, Beijing 10009

To Consultant:
Shu Zhen Bei
1301, 12 Harcourt Road
Central Hong Kong

(b) This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors, legal representative and assigns.

(c) This Agreement may be executed in any number of counterparts, each of which together shall constitute one and the same original document.

(d) No provision of this Agreement may be amended, modified or waived, except in a writing signed by all of the parties hereto.

(e) This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. The parties agree that any action brought by any party against another party in connection with any rights or obligations arising out of this Agreement shall be instituted in a proper federal or state court of competent jurisdiction with jurisdiction only in the State of Nevada. A party to this Agreement named as a defendant in any action brought in connection with this Agreement in any court outside of the State of Nevada shall have the right to have the case dismissed, requiring the other party to refile such action in a proper court in the State of Nevada.

    (f) This Agreement has been duly authorized, executed and delivered by and on behalf of the Company and the Business Advisor.

    IN WITNESS WHEREOF, the parties hereto, upon proper authority, have caused this Agreement to be duly executed, on the 1st day of October, 2010.

Shu Zhen Bei		MEDICAL CARE TECHNOLOGIES, INC.

BY:	/s/ Shu Zhen Bei	BY:	/s/ Ning C. Wu.
PRINT NAME:	Shu Zhen Bei	PRINT NAME:	Ning C. Wu
	Consultant		President & CEO
DATE:	October 1, 2010	DATE:	October 1, 2010